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                                                                     EXHIBIT 5.1


                               September 23, 1999


Transition Auto Finance III, Inc.
Transition Leasing Management, Inc.
5422 Alpha Road
Suite 100
Dallas, Texas 75240

         Re:      Registration Statement on Form SB-2

Ladies and Gentlemen:

         We have examined the Registration Statement on Form SB-2 (File No. 333-79831) originally filed by Transition Auto Finance III, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 11, 1999, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of (the "Notes"). The Notes are to be sold by the Underwriters on the Company's behalf as described in the Registration Statement for resale to the public. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Notes.


         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Notes and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Notes, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued and binding obligations of the Company, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights or remedies generally, and (b) general equitable principles (whether considered in a proceeding in equity or at law).


         We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name wherever appearing in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.



                                                Very truly yours,


                                                KUPERMAN, ORR, MOUER & ALBERS
                                                A Professional Corporation